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                                                                   EXHIBIT 21.1

      SUBSIDIARIES AND JOINT VENTURES OF CATELLUS DEVELOPMENT CORPORATION
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                                                                        JURISDICTION OF
                                                       PERCENTAGE        PARTNERSHIP OR
                                                        OWNED BY            STATE OF
                                                        CATELLUS         INCORPORATION
                                                      -----------       ---------------

Santa Fe Towers Land Company                              100%          California
     Torrance Investment Company                        66.66(1)        California

Santa Fe Towers Land Company                              100%          Delaware

Seabridge Properties, Inc.                                100%          Delaware
     JMB/Santa Fe Bayfront Venture                         50%(2)       California

 Harbor Drive Company                                     100%          Delaware
     Pacific Market Investment Company                     50%(3)       California

SF Pacific Properties Inc.                                100%          Delaware
     Golden Empire Investment Corporation                 100%(4)       Delaware
     Golden Empire Investment Corporation                 100%          California
     Sequoia Pacific Realco                             95.33%(5)       California
     Pacific Design Center                                 75%(6)       California
     Design Center Services                                75%(6)       California

Westada Corporation                                       100%          Delaware
     North Stockton K&B - S.F. Venture No. 1               50%(7)       California

Catellus Management Corporation                           100%          Delaware

Collinsville Property Corporation                         100%          Delaware
     The Montezuma Wetlands Project                        50%(8)       California

Catellus Construction Corporation                         100%(9)       Delaware

Catellus Union Station, Inc.                              100%          Delaware
     Union Station Partners                                50%(10)      California

Catellus Residential Group, Inc.                          100%          California
     Akins Financial Corporation                          100%(13)      California
     Akins Eagle Crest, Inc.                              100%(13)      California
     Akins Communities, Inc.                              100%(13)      California
     Akins Homes Corp. I                                  100%(13)      California
     Akins Ridgemoor, Inc.                                100%(13)      California
     Akins Marbella, Inc.                                 100%(13)      California
     Akins Ridgemoor Homes Corp. I                        100%(13)      California
     Akins & Associates, Inc.                             100%(13)      California
     Akins Partners Limited Partnership                   100%(13)      California
     Akins Westchester, L.L.C.                             50%(14)      California
     Koll/Akins L.L.C.                                     50%(15)      California
     Akins-Seyen general partnership                       50%(14)      California
     Catellus Residential Ocean Ridge, Inc.               100%(13)      California
     Catellus Residential Oxnard, Inc.                    100%(13)      California

 Dallas International Ltd.                              25.21%(11)      Texas
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
New Orleans International Hotel      14.15%       Louisiana
     New Orleans Rivercenter         22.5%(12)   Louisiana

International Rivercenter            25.16%       Louisiana

New Orleans Rivercenter              38.75%       Louisiana

Desman Road Partners                 37.82%       California
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(1)  Partnership interest owned directly by Santa Fe Towers Land Company.
(2)  Partnership interest owned directly by Seabridge Properties, Inc.
(3)  Partnership interest owned directly by Harbor Drive Company.
(4)  Owned directly by SF Pacific Properties Inc.
(5)  Partnership interest owned directly by Golden Empire Investment
     Corporation.
(6)  Partnership interest owned directly by Sequoia Pacific Realco.
(7)  Partnership interest owned directly by Westada Corporation.
(8)  Partnership interest owned directly by Collinsville Property Corporation.
(9)  Formed to acquire State Contractor's License and perform construction services for a fee.
(10) Partnership interest owned directly by Catellus Union Station, Inc.
(11) Catellus owns 25.21% of capital, 24.19% of profit and loss.
(12) Partnership interest owned directly by New Orleans International Hotel.
(13) Owned directly by Catellus Residential Group, Inc.
(14) Partnership Interest owned directly by Akins Homes Corp. I.
(15) Partnership Interest owned directly by Akins Partners Limited Partnership.